UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)   December 22, 2004

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland                    0-49731                      52-1726127
                  (State or other jurisdiction             (Commission                  (IRS Employer
                       of incorporation)                     File Number)                Identification Number)

1919A West Street, Annapolis, Maryland             21401
(Address of principal executive offices)            (Zip Code)

410-268-4554
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
           ARRANGEMENT OF A REGISTRANT

(a)(1)  On December 17, 2004, the Company’s wholly owned subsidiary, Severn Capital Trust I, a Delaware business trust (the “Trust”) issued $20,000,000 of trust preferred securities (the “Securities”) in a private placement pursuant to an applicable exemption from registration. The Company will irrevocably and unconditionally guarantee the Securities and, to the extent not paid by the Trust, accrued and unpaid distributions on the Securities and the redemption price payable to the holders of the Securities. The proceeds of the Securities, along with the proceeds of $619,000 from the issuance of common securities (the “Common Securities”) by the Trust to the Company, will be used to purchase $20,619,000 of the Company’s junior subordinated debentures (the “Debentures”), the proceeds of which will be used in turn to augment “Tier I Capital” of the Company and for general corporate purposes.

(2)   The Securities and the Debentures are redeemable on January 7, 2035, unless sooner redeemed in accordance with the provisions of an indenture (the “Indenture”) entered into between the Company and Wells Fargo Bank, National Association (the “Trustee”). Distributions on the Securities are cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears. The coupon rate on the Securities for a given distribution period will be equal to the three month LIBOR plus two percent (2%). Distributions may be deferred by the Company for up to twenty (20) consecutive quarterly periods, pursuant to the Indenture.

Early Redemption.   At any time the Company shall have the right, subject to the receipt by the Company of prior approval from any regulatory authority with jurisdiction over the Company if such approval is then required under applicable capital guidelines or policies of such regulatory authority, to redeem the Debentures and the Securities, in whole or (provided that all accrued and unpaid interest has been paid on all Securities terminating on or prior to such date) from time to time in part, on January 7th, April 7th, July 7th or October 7th on or after January 7, 2010 at a price equal to 100 percent of the principal amount of the Securities being redeemed plus accrued and unpaid interest on such Securities to the date of redemption. The Securities may be redeemed earlier, subject to prior regulatory approval, following the occurrence of a “special event”. A special event is defined in the Indenture as either (i) the receipt by the Company of an opinion of counsel to the effect that there is more than an insubstantial risk that (a) the Trust is or within 90 days of the date of such opinion will be subject to federal income tax with respect to the income received or accrued on the Debentures, (b) interest payable by the Company on the Debentures is not or within 90 days of the date of such opinion will not be deductible, in whole or in part, for federal income tax purposes, or (c) the Trust is or within 90 days of the date of such opinion will be subject to more than a minimal amount of other taxes, duties, or other governmental charges; (ii) the receipt by the Company of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation, there is more than an insubstantial risk that the Trust is or will be considered as an investment company that is required to be registered under the Investment Company Act of 1940, or (iii) the receipt by the Company of an opinion of counsel to the effect that there is more than an insubstantial risk that the Company, within 90 days of the date of such opinion, will not be entitled to treat an amount equal to the aggregate liquidation amount of the Debentures as Tier I Capital for purposes of the capital adequacy guidelines of the applicable federal financial institutions regulatory agency.

Indenture Events of Default. The following events are events of default with respect to the Securities, as set for in the Indenture: The Company defaults in the payment of any interest upon any Securities when it becomes due and payable, and such default continues for a period of 30 days; or the Company defaults in the payment of all or any part of the principal of (or premium, if any), any Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or the Company defaults in the performance of, or breaches, any of the covenants or agreements contained in the Indenture and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in the aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the terms of the Indenture; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or orders the winding up or liquidation of its affairs in such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receivor, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound up its business or otherwise terminated its existence except in connection with (1) the distribution of the Securities to holders of the Securities and liquidation of their interests in the Trust, (2) the redemption of all of the outstanding Securities, or (3) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of Trust dated December 17, 2004; or the Company shall cease to be subject to regulations or supervision by the Federal Reserve or Office of Thrift Supervision, as applicable (or any successor federal regulatory authority having jurisdiction over bank or savings and loan holding companies).

Under the Declaration of Trust dated September 17, 2004, any proceeds received upon payment or redemption of the Debentures will be used to redeem a pro rata amount of Securities and what is described therein as “common securities”.

(3)  The duration of the Trust will be 35 years from December 17, 2004 unless earlier dissolved. If the Trust is required to pay taxes, duties, assessments or other governmental charges of any kind as a result of a Tax Event, then the Company is required to pay to the Trust additional sums so that the net amount received by the Trust after paying such amounts would equal the amount the Trust would have received if no such taxes, duties, assessments or other governmental charges of any kind had been imposed.

ITEM 7.01     REGULATION FD DISCLOSURE.

a.    On December 20, 2004 Severn Bancorp, Inc. issued the press release attached as Exhibit 99.

b.    On December 22, 2004 Severn Bancorp, Inc. issued the press release attached as Exhibit 99.1.

c.    On December 22, 2004 Severn Bancorp, Inc. issued the press release attached as Exhibit 99.2.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibits are attached:

Exhibit 99      Press Release of the Company dated December 20, 2004 announcing Issuance of Trust Preferred Securities.

Exhibit 99.1   Press Release of the Company dated December 22, 2004 announcing Redemption of Preferred Shares of Severn Preferred
               Capital Corporation

Exhibit 99.2         Press Release of the Company dated December 22, 2004 announcing Fourth Quarter Dividends.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated:  December 22, 2004        By:  /Alan J. Hyatt/
Alan J. Hyatt, President